Exhibit 99.1
FOR IMMEDIATE RELEASE Contacts: Morris S. Young Chief Executive Officer (510) 683-5900 Leslie Green Green Communications Consulting, LLC (650) 312-9060

AXT, Inc. Announces First Quarter 2014 Financial Results

FREMONT, Calif., April 30, 2014 – AXT, Inc. (NasdaqGS: AXTI), a leading manufacturer of compound semiconductor substrates, today reported financial results for the first quarter ended March 31, 2014.

First Quarter 2014 Results
Revenue for the first quarter of 2014 was $19.3 million compared with $18.6 million in the fourth quarter of 2013. Total gallium arsenide (GaAs) substrate revenue was $8.5 million for the first quarter of 2014, compared with $8.9 million in the fourth quarter of 2013. Indium phosphide (InP) substrate revenue was $2.2 million for the first quarter of 2014, compared with $1.8 million in the fourth quarter of 2013.  Germanium (Ge) substrate revenue was $3.2 million for the first quarter of 2014, compared with $3.6 million in the fourth quarter of 2013.   Raw materials sales were $5.4 million for the first quarter of 2014, compared with $4.3 million in the fourth quarter of 2013.

Gross margin was 14.1 percent of revenue for the first quarter of 2014, compared with 15.1 percent of revenue in the fourth quarter of 2013.

Operating expenses were $5.1 million in the first quarter of 2014, compared with $4.4 million in the fourth quarter of 2013. The increase in operating expenses was primarily the result of a onetime restructuring charge of $907,000 related to the company’s cost-reduction initiatives.

Loss from operations for the first quarter of 2014 was $2.4 million compared with a loss from operations of $1.6 million in the fourth quarter of 2013.

Net interest and other income for the first quarter of 2014 was $624,000, which was primarily attributable to $487,000 from equity earnings of the company’s unconsolidated joint ventures, and $127,000 from interest income. This compares with net interest and other income of $293,000 in the fourth quarter of 2013, which was mainly attributable to $278,000 equity earnings of our unconsolidated joint ventures, and $272,000 from interest income partially offset by $289,000 foreign exchange losses.

Net loss in the first quarter of 2014 was $2.0 million or $0.06 per diluted share compared with net loss of $1.2 million or $0.04 per diluted share in the fourth quarter of 2013.

AXT, Inc. 4281 Technology Drive Fremont, CA 94538 Tel: 510.683.5900 Fax: 510.353.0668 www.axt.com.

AXT, Inc. Announces First Quarter 2014 Results
April 30, 2014

Management Qualitative Comments
“Despite normal seasonality, our results exceeded our expectations in the first quarter, led by higher than anticipated revenues in semi-conducting gallium arsenide and indium phosphide substrates, as well as strength in raw material sales,” said Morris Young, chief executive officer.  “In addition to revenue growth, we began to see the benefit of cost-saving measures implemented during the quarter, which contributed to improvement in our earnings per share.  Our goal is to improve in both our gross margins and our operating margins in the coming quarters as the full benefit of these measures take affect.  We are highly committed to returning the company to profitability.”

Conference Call
The company will host a conference call to discuss these results today at 1:30 p.m. PDT. The conference call can be accessed at (719) 325-2420 (passcode 2855105). The call will also be simulcast on the Internet at www.axt.com. Replays will be available at (719) 457-0820 (passcode 2855105) until May 6, 2014. Financial and statistical information to be discussed in the call will be available on the company's website immediately prior to commencement of the call. Additional investor information can be accessed at http://www.axt.com or by calling the company's Investor Relations Department at (510) 683-5900.

AXT will provide highlights of its first quarter results on today’s conference call, but investors can find the full financial summary on the investor relations portion of the company’s website at www.axt.com.

About AXT, Inc.
AXT designs, develops, manufactures and distributes high-performance compound and single element semiconductor substrates comprising gallium arsenide (GaAs), indium phosphide (InP) and germanium (Ge) through its manufacturing facilities in Beijing, China.  In addition, AXT maintains its sales, administration and customer service functions at its headquarters in Fremont, California.  The company’s substrate products are used primarily in lighting display applications, wireless communications, fiber optic communications and solar cell. Its vertical gradient freeze (VGF) technique for manufacturing semiconductor substrates provides significant benefits over other methods and enabled AXT to become a leading manufacturer of such substrates. AXT has manufacturing facilities in China and invests in joint ventures in China producing raw materials. For more information, see AXT’s website at http://www.axt.com.

AXT, Inc. Announces First Quarter 2014 Results
April 30, 2014

Safe Harbor Statement
The foregoing paragraphs contain forward-looking statements within the meaning of the Federal Securities laws, including statements regarding the market demand for our products, our market opportunity, our business planning and management approach and our expectations with respect to our business prospects. These forward-looking statements are based upon specific assumptions that are subject to uncertainties and factors relating to the company’s operations and business environment, which could cause actual results of the company to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. These uncertainties and factors include but are not limited to: overall conditions in the markets in which the company competes; global financial conditions and uncertainties; market acceptance and demand for the company’s products; the impact of factory closures or other events causing delays by our customers on the timing of sales of our products; and other factors as set forth in the company’s annual report on Form 10-K and other filings made with the Securities and Exchange Commission.  Each of these factors is difficult to predict and many are beyond the company’s control. The company does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise.

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FINANCIAL TABLES TO FOLLOW

AXT, Inc. Announces First Quarter 2014 Results
April 30, 2014

AXT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended
	March 31,
	2014	2013

Revenue	$19,345	$22,380
Cost of revenue	16,627	18,896
Gross profit	2,718	3,484

Operating expenses:
Selling, general and administrative	3,436	3,925
Research and development	775	822
Restructuring charge	907	0
Total operating expenses	5,118	4,747
Income (loss) from operations	(2,400)	(1,263)
Interest income, net	127	31
Equity in earnings of unconsolidated joint ventures	487	282
Other expense, net	10	(825)

Income (loss) before provision for income taxes	(1,776)	(1,775)
Provision (benefit) for income taxes	59	184
Net income (loss)	(1,835)	(1,959)

Less: Net income attributable to noncontrolling interest	(205)	(441)
Net income (loss) attributable to AXT, Inc.	$(2,040)	$(2,400)

Net income (loss) attributable to AXT, Inc. per common share:
Basic	$(0.06)	$(0.08)
Diluted	$(0.06)	$(0.08)

Weighted average number of common shares outstanding:
Basic	32,364	32,297
Diluted	32,364	32,297

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AXT, Inc. Announces First Quarter 2014 Results
April 30, 2014

AXT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	March 31,	December 31,
	2014	2013
Assets:
Current assets
Cash and cash equivalents	$22,760	$24,961
Short-term investments	22,375	12,499
Accounts receivable, net	16,364	14,943
Inventories	38,040	39,127
Related party notes receivable - current	0	0
Prepaid expenses and other current assets	6,401	8,010
Total current assets	105,940	99,540

Long-term investments	1,678	10,145
Property, plant and equipment, net	36,179	37,621
Related party notes receivable - long-term	1,701	1,715
Other assets	14,752	14,801

Total assets	$160,250	$163,822

Liabilities and stockholders' equity:
Current liabilities
Accounts payable	$7,618	$8,140
Accrued liabilities	6,646	7,286
Total current liabilities	14,264	15,426

Long-term portion of royalty payments	2,325	2,525
Other long-term liabilities	272	325
Total liabilities	16,861	18,276

Stockholders' equity:
Preferred stock	3,532	3,532
Common stock	32	32
Additional paid-in capital	194,448	194,156
Accumulated deficit	(69,045)	(67,005)
Accumulated other comprehensive income	8,500	8,953
Total AXT, Inc. stockholders' equity	137,467	139,668

Noncontrolling interest	5,922	5,878
Total stockholders' equity	143,389	145,546

Total liabilities and stockholders' equity	$160,250	$163,822